UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	March 14, 2008

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	01-33504	39-0300430
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)
(262) 334-9461
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On March 14, 2008, Thomas M. Rettler informed Gehl Company (the “Company”) of his intent to resign from the position of vice president and chief financial officer, effective April 11, 2008.

        Malcolm F. Moore, the Company’s president and chief operating officer, will assume the additional duties of chief financial officer, effective April 11, 2008. Mr. Moore will carry out the duties of chief financial officer until a successor to Mr. Rettler is appointed by the Company. Mr. Moore’s compensatory arrangements with the Company have not been altered in connection with his assumption of the duties of chief financial officer. Mr. Moore, who is 57 years old, joined the Company as executive vice president and chief operating officer in August, 1999. Mr. Moore was elected president and chief operating officer of the Company in April, 2003.

        A copy of the press release announcing the aforementioned changes to the Company’s executive officer structure is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Press Release of Gehl Company, dated March 18, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: March 18, 2008	By: /s/ Malcolm F. Moore
Malcolm F. Moore
President and Chief Operating Officer

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K
Dated March 14, 2008

Exhibit
Number

(99.1)	Press Release of Gehl Company, dated March 18, 2008.

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